Exhibit 10.5

Execution Version
AMENDMENT NO. 3
TO
SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This AMENDMENT NO. 3 (this “Amendment”) to the Seventh Amended and Restated Limited Liability Company Agreement, dated as of July 13, 2021 (as amended by Amendment No. 1 thereto, dated as of April 1, 2022, and as further amended by Amendment No. 2 thereto, dated as of June 7, 2023, collectively, the “LLC Agreement”), of Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), is entered into as of March 10, 2025, by and among the Company and Wheels Up Experience Inc., a Delaware corporation (the “Managing Member”). Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the LLC Agreement.
WHEREAS, the Company has determined that a tax-related provision of the LLC Agreement should be clarified to reflect the original intention of the parties to the LLC Agreement; and
WHEREAS, the Company and Managing Member desire to enter into this Amendment to amend the LLC Agreement pursuant to Section 12.1(a) thereof to reflect such intention.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment to LLC Agreement. The first sentence of Section 5.2(a) of the LLC Agreement is hereby deleted in its entirety and replaced as follows:
“Nonrecourse Deductions for any Taxable Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member.”
2.LLC Agreement. Except as provided herein, the LLC Agreement remains in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the LLC Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the LLC Agreement in any other agreements, documents or instruments executed and delivered pursuant to the LLC Agreement shall mean and be a reference to the LLC Agreement, as amended by this Amendment.
3.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No Party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
4.Governing Law. This Amendment and all claims or causes of action based upon, arising out of, or related to this Amendment or the matters contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
(Signature Page Follows; Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 3 as of the date first above written.
COMPANY:

WHEELS UP PARTNERS HOLDINGS LLC

By:    /s/ Matthew J. Knopf
Name:    Matthew J. Knopf
Title:    Chief Legal Officer

MANAGING MEMBER:

WHEELS UP EXPERIENCE INC.

By:    /s/ Matthew J. Knopf
Name:    Matthew J. Knopf
Title:    Chief Legal Officer and Secretary

Signature Page to
Amendment No. 3 to
Seventh Amended and Restated Limited Liability Company Agreement of
Wheels Up Partners Holdings LLC